SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 27, 2001
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                              AMERIGON INCORPORATED
             (Exact name of registrant as specified in its charter)
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            California                  0-21810             95-4318554
  (State or other jurisdiction of     (Commission        (I.R.S. Employer
  incorporation or organization)      File Number)      Identification No.)

                              5462 Irwindale Avenue
                           Irwindale, California 91706
                                 (626) 815-7400
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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ITEM 5.  OTHER EVENTS.

      On December 4, 2001, we filed a Registration Statement on Form S-3 with the Securities and Exchange Commission relating to the distribution of subscription rights to holders of common stock equivalents, which we define as our outstanding shares of common stock and additional shares of our common stock issuable upon conversion of our Series A Preferred Stock and any of our convertible debt; and upon exercise of vested employee stock options, our publicly traded Class A Warrants, our Contingent Warrants held by certain investors, and any other vested warrants to purchase our common stock. Through the rights offering, we will seek to raise up to $8,000,000. If we are unable to complete the rights offering, we will have insufficient funds to meet our operating needs after the middle of February 2002.

      On November 27, 2001, we received notice from The Nasdaq Stock Market, Inc. that the staff is reviewing our eligibility for continued listing on The Nasdaq SmallCap Market. If the rights offering is completed, we believe that we will be in compliance with the applicable listing requirements.

      We have fully drawn the $1.5 million bridge loan facility from Big Beaver Investments LLC ("Big Beaver"), one of our principal shareholders, that we originally entered into on September 20, 2001 and which was scheduled to mature on December 1, 2001. An amendment

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to the bridge loan with Big Beaver has been negotiated, allowing the Company additional draws of up to $1.0 million, the proceeds of which are intended to fund operating requirements through the anticipated completion of the rights offering in the middle of February 2002. This loan is at mezzanine financing rates and is convertible into our common stock. The bridge loan is secured by substantially all of our assets.

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                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              AMERIGON INCORPORATED


                              By:     /S/ SANDRA L. GROUF
                                    ------------------------------------
                                    Sandra L. Grouf
                                    Chief Financial Officer



Date:  December 10, 2001